Exhibit 10.33
FIRST LOAN MODIFICATION AGREEMENT
     This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 29, 2011, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (ii) NXSTAGE MEDICAL, INC., a Delaware corporation (“NxStage”), EIR MEDICAL, INC., a Massachusetts corporation (“EIR”), MEDISYSTEMS CORPORATION, a Washington corporation (“Medisystems”), each with offices located at 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843, and MEDISYSTEMS SERVICES CORPORATION, a Nevada corporation, (“Services”), with offices located at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89101 (NxStage, EIR, Medisystems and Services are individually and collectively, jointly and severally, the “Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 10, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 10, 2010, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in certain Intellectual Property Security Agreements, each dated as of March 10, 2010 executed by each Borrower in favor of Bank (collectively, the “IP Agreements”, and together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(i) thereof:
“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at floating per annum rate equal to two percentage points (2.00%) above the Prime Rate, which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”
and inserting in lieu thereof the following:
“(i) Advances. Subject to Section 2.3(b), effective as of January 1, 2011 and thereafter, the principal amount outstanding under the Revolving Line shall accrue interest at floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”
2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) thereof:
“(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Cash Management Services, FX Forward Contracts or Letters of Credit. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and”
and inserting in lieu thereof the following:
“(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, commencing with the monthly period ended January 1, 2011, and each monthly period ending thereafter, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Cash Management Services, FX Forward Contracts or Letters of Credit. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and”
3	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a)(iii) thereof:
“(iii) as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited consolidated and consolidating financial statements;”
and inserting in lieu thereof the following:
“(iii) for any month in which, as of any date of measurement in such month, Borrower’s unrestricted cash at Bank plus the unused Availability Amount (as determined by Bank with reference to the most recent Borrowing Base Certificate of Borrower) is less than or equal to $20,000,000, then as soon as available, and in any event within thirty (30) days after the end of each such month, monthly unaudited consolidated and consolidating financial statements;”
4	The Loan Agreement shall be amended by deleting the following text from Section 10 thereof:

“If to Bank:	Silicon Valley Bank
One Newton Executive Park,
Suite 200
2221 Washington Street
Newton, Massachusetts 02462
Attn: Mr. Ryan Ravenscroft
Fax: (617) 527-0177
Email: rravenscroft@svb.com”

and inserting in lieu thereof the following:

“If to Bank:	Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton, Massachusetts 02466
Attn: Mr. Michael Quinn
Fax: (617) 527-0177
Email: mquinn@svb.com”
4. FEES. Borrower shall pay to Bank the “Anniversary Fee” described in Section 2.4 of the Loan Agreement, as and when due and payable in accordance therewith. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement (as modified hereby), each other Existing Loan Document and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
7. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.
BORROWER:

NXSTAGE MEDICAL, INC.		EIR MEDICAL, INC.

By	/s/ Robert S. Brown	By	/s/ Robert S. Brown

Name:	Robert S. Brown	Name:	Robert S. Brown
Title:	Treasurer, SVP & CFO	Title:	Treasurer

MEDISYSTEMS CORPORATION		MEDISYSTEMS SERVICES CORPORATION

By	/s/ Robert S. Brown	By	/s/ Robert S. Brown

Name:	Robert S. Brown	Name:	Robert S. Brown
Title:	Treasurer	Title:	Treasurer

BANK:

SILICON VALLEY BANK

By	/s/ Michael Quinn

Name:	Michael Quinn
Title:	VP

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